                                                                     Exhibit 3.1

                                                            STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/24/1994
                                                           944159069 - 2428935

                         CERTIFICATE OF INCORPORATION

                                      OF

                            GMS ACQUISITION COMPANY


     FIRST: The name of the corporation is GMS Acquisition Company (hereinafter referred to as the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street. Kent County, Dover, Delaware 19901. The name of the registered agent at such address is National Corporate Research Ltd.

     THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time.

     FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 30,000 shares of which 10,000 shares shall be Preferred Stock, par value $0.01 per share ("Preferred Stock") and 20,000 shares shall be Common Stock, par value $0.01 per share. Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and with such dividend rights, rights on dissolution or distribution of assets, and conversion or exchange rights, and subject to redemption at such time or times and price or prices, as shall be stated and expressed in the resolution or resolutions providing for or the issuance of such stock adopted by the Board of Directors. The authority granted to the Board of Directors pursuant to this Article Fourth shall include the authority to specify the number of shares in any series of Preferred Stock and to increase or decrease the number of shares in any such series.

     FIFTH: The name and mailing address of the sole incorporator ia as follows:


          Name           Mailing Address
          ----           ---------------
     Mark P. Cawley      c/o Zimet, Haines, Friedman & Kaplan
                         460 Park Avenue
                         New York, New York 10022

     SIXTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

     EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws, or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-laws so provide.

     NINTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breath of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TENTH:   (a) Right to Indemnification. (i) Each person who was or is made a
                  ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit it plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that except as provided in
                              --------  -------
paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person's service or continued service with the Corporation and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law
                       --------  -------
of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
         -------------------------------
Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders), that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment
         -------------------------
of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to
         ---------
protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

     (e) Severability. If any subsection of this Article Tenth shall be deemed
         ------------
to be invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

     ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of (S)291 of Title B of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 24th day of August, 1994.


                                                  /S/ Mark P. Cawley
                                                  ----------------------------
                                                  Mark P. Cawley

                                                            STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/30/1994
                                                           944185943 - 2428935


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            GMS ACQUISITION COMPANY.

                     (Pursuant to Sections 228, 242, and 245
                         of the General Corporation Law
                            of the State of Delaware)

     GMS Acquisition Company, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:


     1. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 24, 1994.

     2. This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of this corporation to read as herein set forth in full:

     FIRST: The name of the corporation is GMS Acquisition Company (hereinafter referred to as the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Kent County, Dover, Delaware 19901. The name of the registered agent at such address is National Corporate Research, Ltd.

     THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) of which Ten Million (10,000,000) shares are Common Stock, par value $0.01 per share and Twenty Million (20,000,000) shares are Preferred Stock, par value $0.01 per share.

     (a) Shares of Preferred Stock may be issued in one or more series as the Board of Directors, or any Executive Committee thereof, may determine. Authority is hereby expressly vested in the Board of Directors, or any Executive Committee thereof, to fix from time to time, by resolution or resolutions providing for such issue of any series of Preferred Stock, the designation of such series, and the powers, preferences, performances and rights of the shares of such series, and the qualifications, limitations or restrictions thereof including the following:

          (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors, or any Executive Committee thereof, authorizing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors, or any Executive Committee thereof;

          (ii) The dividend rate or rates, if any, on the shares, of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to any dividends, the terms and conditions upon which any dividends shall be payable, whether and upon what conditions any such dividends shall be cumulative and, if cumulative, the date or dates from which any dividends shall accumulate;

          (iii) Whether or not the shares of such series shall be redeemable, the price or prices, limitations and restrictions, and any other terms and conditions with respect to such redemptions;

          (iv) The rights to which the holders of such series shall be entitled, and the preferences, it any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series of or retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          (vi) Whether or not the shares of such eerie, shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange:

          (vii) The voting powers, if any, of the shares of such series, and whether or not and under what conditions the shares of such series shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specific events, or upon other matters; and

          (viii) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors, or any Executive Committee thereof, may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

          (b) Shares of Preferred Stock which are redeemed or converted, or which are issued and reacquired in manner and retired, shall have the statue of authorized and unissued Preferred Stock and my be reissued by the Board of Directors, or any Executive Committee thereof, as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution of the Board of Directors, or any Executive Committee thereof, creating such series.

          (c) Powers, Preferences and Rights of Common Stock. The powers,
              ----------------------------------------------
preferences and rights of the shares of Common Stock and the qualifications, limitations or restrictions thereof, are set forth below.

          1.  Dividends. The holders of outstanding shares of Common Stock shall
              ---------
     be entitled to share equally and ratably in any dividends or distributions declared on outstanding shares of Common stock, when, as and if any such dividends or distributions are declared by the Corporation's Board of Directors from funds legally available therefor;

          2.  Liquidation, etc. The holders of outstanding shares of Common
              ----------------
     Stock shall be entitled to share equally and ratably in the assets of the Corporation to be distributed among the holders of shares of the Common Stock upon any liquidation or winding up of the Corporation, whether voluntary or involuntary; and

          3.  Voting Rights. Except as otherwise expressly required by law,
              -------------
     unless and until there shall occur a date on which there are no longer any shares of Series A Preferred Stock (as defined in Section (d) below) outstanding (such date being the "Vote Swing Date"), the holders of Common Stock shall not have any right to vote on any matter on which stockholders are entitled to vote. From and after the Vote Swing Date, each holder of Common Stock shall be entitled to vote for the election and removal of the directors of the Corporation and on all other matters on which stockholders are entitled to vote under the General Corporation Law of the State of Delaware and shall have one vote for each share of Common Stock held of record.

         (d)  Series A Preferred Stock and Series B Preferred Stock. Pursuant to
              -----------------------------------------------------
the authority granted to the Board of Directors of the Corporation in this Article Fourth, the Board of Directors has established two series of preferred stock, designated as "Series A Preferred Stock" and "Series B Preferred Stock" consisting of One Hundred Thousand (100,000) shares of Series A Preferred Stock, par value $.01 per share, and Eighteen Million Nine Hundred Thousand (18,900,000) shares of Series B Preferred Stock, par value $.01 per share, and except as otherwise provided below, all shares of Series A Preferred Stock and all shares of Series B Preferred Stock (collectively, the "preferred Stock") shall be entitled to the same powers, preferences, rights, qualifications, limitations and restrictions.

         1.   Dividends. Subject to the limitations set forth in this Restated
              ---------
     Certificate of Incorporation, the holders of Preferred Stock shall be entitled to receive cumulative cash dividends per annum per share as set forth below from funds legally available therefor or, when, as and if declared by the Corporation's Board of Directors. Such dividends shall be payable quarterly on March 15, June 15, September 15 and December 15 (each a "Dividend Payment Date") of each year (unless such day is not a business day, in which event on the next succeeding business day) to holders of record as they appear on the register for the Preferred Stock (the "Preferred Stock Register") on the March 1, June 1, September 1 or
     December 1 immediately preceding such Dividend Payment Date, commencing December 15, 1994. Subject to increase in the case of the Series B Preferred Stock as provided below, the holders of Series A Preferred Stock shall be entitled to receive cumulative cash dividends at the rate (the "Series A Base Rate") of $.06 per share of Series A Preferred Stock and the holders of Series B Preferred Stock shall be entitled to receive cumulative cash dividends at the rate of $.06 per share of Series B Preferred Stock (the "Series B Base Rate"), in each case payable quarterly in equal amounts on the Dividend Payment Dates. In the event that the Corporation shall have failed (for whatever reason) to redeem shares of Series B Preferred Stock scheduled to be redeemed on any Mandatory Redemption Date (as defined below), then the holders of Series B Preferred Stock shall be entitled to receive, from and after such Mandatory Redemption Date, cumulative cash dividends (in lieu of cash dividends at the Series B Base Rate) at a rate (the "Special Rate") per share of Series B Preferred

     Stock equal to 6% per annum on the Base Amount (as defined below). The Base Amount means, with respect to each share of Series B Preferred Stock, $1; provided that subsequent to the Mandatory Redemption Date, for purposes of
     --------
     calculating the dividend due an any Dividend Payment Date (if cumulative dividends have not been paid in full prior to such date), the full amount of any accrued but unpaid dividends as of the immediately preceding Dividend Payment Date shall be added to the Base Amount. Dividends payable on the Preferred Stock for any period less than a full quarter dividend period shall be computed on the basis of a 365 or 366 day year, as applicable, and the actual number of days elapsed.

          Dividends on each share of Preferred Stock shall accrue from the date of original issue of such share of Preferred Stock. Quarterly dividends which are not paid in full in cash on any Dividend Payment Date will cumulate without interest as if quarterly dividends had been paid in cash on each succeeding Dividend Payment Date until such accumulated quarterly dividend shall have been declared and paid in full in cash. Any declaration of dividends may be for a portion, or all, of the then accumulated dividends. Any accumulated dividends which are not paid will continue to cumulate in the manner described above.

          No dividend or distribution in cash, shares of capital stock or other property shall be paid or declared and set apart for payment on any date on or in respect of the Common Stock, $.01 par value, of the Corporation or on any other series of stock issued by the Corporation ranking junior to the Preferred Stock in payment of dividends or upon liquidation, dissolution or winding-up of the Corporation (collectively, the "Junior Securities") (any such dividend or distribution hereinafter referred to as a "Junior Securities Distribution"), unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Preferred Stock, a dividend or distribution is or was paid or declared and set apart for payment, as the case may be, on or in respect of the Preferred Stock payable at the rate set forth herein and payable on a date no later than the payment date set for such Junior Securities Distribution. In no event may the Corporation (i) make a Junior Securities Distribution in cash unless, contemporaneously therewith or with respect to the immediately preceding Dividend Payment Date for the Preferred Stock, a dividend or distribution in cash is or was paid or declared and set apart for payment on or in respect of the Preferred Stock, payable at the rate set forth herein and a date no later than the payment date set for Such Junior Securities Distribution, (ii) make a Junior Securities Distribution while there are dividends in arrears on the Preferred Stock or (iii) redeem, purchase or otherwise acquire for value any Junior Securities unless, prior to or contemporaneously with such redemption, purchase or acquisition the Preferred Stock is redeemed in full; provided that the Corporation may redeem, purchase or otherwise
           --------
     acquire Junior Securities (and options in respect thereof) held by employees or former employees (or employee benefit plans) of the Corporation or fractional shares in Junior Securities of the Corporation, which redemption, purchase or other acquisition shall be approved by the Board of Directors of the Corporation. Notwithstanding the foregoing, this provision shall not prohibit the payment or declaration and setting aside of a dividend payable in shares of Junior Securities or a redemption, purchase or acquisition of Junior Securities with shares of Junior Securities.

          No dividend may be paid or declared and set apart for payment on any share of Preferred Stock unless at the same time (i) a like dividend in paid or set aside for payment on all shares of Preferred Stock then outstanding and (ii) a like ratable dividend is paid or set aside for payment on all shares of capital stock ranking on a parity with the Preferred Stock with respect to the payment of dividends. No dividend may be paid or declared and set apart for payment on any share of capital stock ranking on a parity with the Preferred Stock with respect to payment of dividends unless there shall have been paid or set apart for payment a like ratable dividend an all shares of Preferred Stock then outstanding.

          Notwithstanding the terms of the foregoing paragraphs or any other provision of this Restated Certificate of Incorporation, no dividend may be paid or declared or set apart on the Preferred Stock, any shares of capital stock ranking on a parity therewith or any Junior Securities, in each case prior to the Facility Termination Date, as defined in the following sentence, without the prior written consent of the Bank (as defined in the following sentence). As used in this Restated Certificate of Incorporation, "Facility Termination Date" shall mean the date on which all obligations of Plan Services, Inc. (the "Borrower"), a wholly-owned subsidiary of the Corporation, under the Credit Agreement dated as of September 30, 1994 between First Union National Bank of North Carolina (the "Bank") and the Borrower, shall be performed and paid in full and the credit facility provided thereunder terminated.

          2. Preference on Liquidation. etc. In the event of any voluntary or
             -------------------------------
     involuntary liquidation, dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart, for the holders of shares of any Junior Securities, holders of shares of Series A Preferred Stock shall be entitled to receive payment of $1.00 per share held by them, plus an amount in cash equal to all accrued and unpaid dividends thereon, which dividends shall have accrued at the Series A Base Rate, and holders of Series B Preferred Stock shall be entitled to receive payment of $1.00 per share held by them, plus an amount in cash equal to all accrued and unpaid dividends thereon, which dividends shall have accrued at the Series B Base Rate, or the Special Rate, as the case may be, provided in Section 1, whether or not declared to the date of such payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the holders of shares of Preferred Stock and any other series of preferred stock which ranks pari passu in right of payment upon liquidation,
                       ---- -----
     dissolution or winding-up of the Corporation with the Preferred Stock shall be insufficient to pay in full the respective preferential amounts on shares of Preferred Stock and such other series of preferred stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this paragraph, neither the merger or the consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation or the sale, transfer or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

          3. Retirement of Shares. Shares of Series A Preferred Stock or Series
             --------------------
     B Preferred Stock which have been redeemed, repurchased or reacquired in any manner by the Corporation shall be retired and not be reissued.

          4. Redemption. The Series A Preferred Stock shall, subject to the
             ----------
     limitations described herein, be subject to mandatory redemption by the Corporation on September 15, 1999 from funds legally available therefore, at a price per share of Series A Preferred Stock equal to $1 per share, together with an amount representing accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Series A Redemption Price").

          The Series B Preferred Stock shall, subject to the limitations described herein, be subject to mandatory redemption by the Corporation as follows: the Corporation shall on September 15, 1995 and on September 15 in each succeeding year through September 15, 1999 redeem 20% of the shares of Series B Preferred Stock originally issued or converted into Series B Preferred Stock as set forth in this Section (d), and on September 15, 1999, the Corporation shall redeem all remaining outstanding shares of Series B Preferred Stock originally issued or converted into Series B Preferred Stock as set forth in Section (d), in each case, from funds legally available therefor, at a price per share of Series B Preferred Stock equal to $1 per share, together with an amount representing accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Series B Redemption Price").

          With respect to the share of Series A Preferred Stock, September 15, 1999 and with respect to the shares of Series B Preferred Stock, each such September 15, on which the Corporation is required to redeem shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is hereinafter referred to as a "Mandatory Redemption Date". Any shares of Series B Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Corporation (other than through the operation of this mandatory redemption provision) prior to any Mandatory Redemption Date may be credited by the Corporation against the number of shares of Series B Preferred Stock required to be redeemed on any Mandatory Redemption Date after the date of such other redemption, repurchase or reacquisition, unless such shares have bean previously so credited. The Corporation shall cause to be mailed to each holder of Series A Preferred Stock or Series B Preferred Stock, at their last addresses as they shall appear upon the Preferred Stock Register, at least 30 and not more than 60 days prior to a Mandatory Redemption Date, a notice stating the number of shares of Series A Preferred Stock or Series B Preferred Stock owned by such holder that are to be redeemed on a Mandatory Redemption Date. Except as otherwise required by law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

          Notwithstanding the terms of the foregoing paragraphs or any other provision of this Restated Certificate of Incorporation, the Corporation shall not redeem any Preferred Stock pursuant to the mandatory redemption herein described prior to the Facility Termination Date without the prior written consent of the Bank, or otherwise to the extent that any such redemption of Preferred Stock contravenes or causes a default under any loan contract, agreement or other instrument by which any of the Corporation or its subsidiaries or any or their property is then bound.

          If on any Mandatory Redemption Date the Corporation shall be prohibited, by reason of the operation of the foregoing' paragraph, from redeeming shares of Series A Preferred Stock or Series B Preferred Stock, then the Corporation shall be obligated, to the extent and on the first date after such Mandatory Redemption Date on which the prohibitions described in the foregoing paragraph shall no longer apply (the "Delayed Redemption Date"), to redeem the number of shares of Series A Preferred Stock or Series B Preferred Stock which it would have been obligated to redeem on the Mandatory Redemption Date, at a price per share of Series A Preferred Stock equal to the Series A Redemption Price and at a price per share of Series B Preferred Stock equal to the Series B Redemption Price, it being understood that in any event the unpaid dividends included in such Redemption Prices shall have accrued at the respective Base Rate or the Special Rate, as the case may be, as provided in Section 1.

          The Series B Preferred Stock may be redeemed at the Corporation's option (subject to the legal availability of funds) at any time, in whole or in part, at a price per share equal to the Redemption Price; provided, however, that no such redemption may be authorized or effected prior to the Facility Termination Date without the prior written consent of the Bank. The Corporation shall cause to be mailed to each holder of Series B Preferred Stock, at their last addresses as they shall appear upon the Preferred Stock Register, at least 30 and not more than 60 days prior to the Optional Redemption Date, a notice stating the date on which such redemption is expected to take place (the "Optional Redemption Date") and, if less than all the shares of Series B Preferred Stock are to be redeemed, the notice shall also specify the number of shares of Series B Preferred Stock owned by such holder that are to be redeemed. Except as otherwise required by applicable law, the failure to give any such notice, or any defect therein, shall not affect the validity of such a redemption.

          If less than all the shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed, on a pro rata basis, according to the number of shares of Series B Preferred Stock held by each holder.

          On or after the Mandatory Redemption Date, the Optional Redemption Date or the Delayed Redemption Date, as the case may be, the holders of shares of Preferred Stock which have been redeemed shall surrender their certificates, representing such shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the redemption price of such shares shall be payable to the order of the person whose name appears on Such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. Notice having been given as aforesaid, from and after the Mandatory Redemption Date, the Optional Redemption Data or the Delayed Redemption Date, as the case may be, unless there shall have been a default in payment of the redemption price, all rights of the holders of such redeemed shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the Preferred Stock Register or be deemed to be outstanding for any purpose whatsoever.

          5. Voting. (a) Unless and until the Vote Swing Date shall have
             ------
     occurred, each holder of Series A Preferred Stock shall be entitled to vote for the election or removal of the directors of the Corporation and on all other matters on which stockholders are entitled to vote under the General Corporation Law of the State of Delaware, and shall have one vote for each share of Series A Preferred Stock held of record. Except as otherwise expressly required by law, the holders of Series B Preferred Stock shall not have any right to vote on any matter on which stockholders are entitled to vote.

             (b) Except as otherwise expressly required by law, all stockholders entitled to vote shall vote together as a single class for the election or removal of the directors of the Corporation and on all other matters on which stockholders are entitled to vote under the General Corporation Law of the State of Delaware.

          6. Restrictions on Transfer of Series A Preferred Stock. No transfer
             ----------------------------------------------------
     of any outstanding shares of Series A Preferred Stock may be registered on the books of the Corporation unless all outstanding shares of Series A Preferred Stock are transferred simultaneously.

          7. Conversion of Series A Preferred Stock. Each holder of shares of
             --------------------------------------
     Series A Preferred Stock may, at its option, convert all or any of the shares of Series A Preferred Stock then held by each holder into shares of fully paid and nonassessable shares of Series B Preferred Stock, at the rate (the "Conversion Rate") of one share of Series B Preferred Stock for each share of Series A Preferred Stock, upon surrender to the Corporation of certificates representing the shares of Series A Preferred

     Stock to be so converted, together with an appropriate conversion notice. The Conversion Rate shall be appropriately adjusted for any stock-split, stock-dividend, subdivision or combination of the Series A Preferred Stock of the Corporation, such that upon conversion of the Series A Preferred Stock the holders of Series A Preferred Stock shall be entitled to receive such number of shares of Series B Preferred Stock for each share of Series A preferred Stock to be converted as such holders would have become entitled to had such holders converted the Series A Preferred Stock immediately prior to such event. In the event of any reclassification of the Series B Preferred Stock, any consolidation or merger of the Corporation or any sale or conveyance of all or substantially all the assets of the Corporation, then each holder of Series A Preferred Stock shall, at its option, be entitled to receive in respect of all or any of the shares of Series A Preferred Stock then held by such holder, the shares, securities or property receivable upon such reclassification, consolidation, merger or sale by a holder of the number of shares of Series B Preferred Stock issuable upon conversion of such shares of Series A Preferred Stock immediately prior to such reclassification, consolidation, merger or sale. No adjustments in respect of dividends will be made upon any conversion.

     FIFTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

     SIXTH:   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

     SEVENTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws, or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless arid to the extent that the By-laws so provide.

     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH: (a) Right to Indemnification. (i) Each person who was or is made a
                ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representatives is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a. director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, offices, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided,
                                                               --------
however, that except as provided in paragraph (b) hereof, the Corporation shall
-------
indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person's service or continued service with the Corporation and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                   --------
however, that, if the General Corporation Law of the State of
-------

Delaware requires, the payment of such expenses incurred by a director or of officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to he indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and of officers.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
         -------------------------------
Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders), that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment
         -------------------------
of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to
         ---------
protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

     (e) Severability. If any subsection of this Article shall be deemed to be
         ------------
invalid or ineffective in any proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

     TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of (s)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                3. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of a majority of the stockholders of each class pursuant to Section 228 of the General Corporation Law of the State of Delaware and written notice has been given to Stockholders so consenting.

                IN WITNESS WHEREOF, GMS Acquisition Company has caused this Restated Certificate of Incorporation to be signed by Todd K. West, its Vice President and attested by Samuel F. Pryor, IV, its Secretary and Treasurer, this 30th day of September, 1994.

                                                GMS ACQUISITION COMPANY


                                                By: /s/ Todd K. West
                                                   --------------------------
                                                   Name: Todd K. West
                                                   Title: Vice President

Attest:


By: /s/ Samuel F. Pryor, IV
   ------------------------------------
   Name: Samuel F. Pryor, IV
   Title: Secretary & Treasurer

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 11/09/1994
                                                          944215764 - 2428935


                            CERTIFICATE OF AMENDMENT

                                       OF

                            GMS ACQUISITION COMPANY

              ---------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

              ---------------------------------------------------

     GMS Acquisition Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:



     FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted bY unanimous written consent of the Board of Directors of the Corporation dated November 7, 1994.



     SECOND: Thereafter, said amendment was approved in accordance with Section 228 of the General Corporation Law of the State of Delaware by the written consent dated November 7, 1994, of all the stockholders of the Corporation entitled to vote thereon.


     THIRD: Said amendment would amend the Restated Certificate of Incorporation of the corporation by deleting Article FIRST thereof and substituting in lieu thereof of the following new Article FIRST:

          "FIRST: Name. The name of the corporation is Healthcare Informatics
                  ----
     Corporation."

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Vice President and attested to by its Assistant Secretary this 7th day of November, 1994.



                                              GMS ACQUISITION COMPANY


                                              By: /s/Samuel F. Pryor
                                                  -----------------------------
                                                  Samuel F. Pryor, IV
                                                  Vice President

[Corporate Seal]

Attest:


By: /s/ Todd K. West
    --------------------------
    Todd K. West
    Assistant Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/22/1995
                                                          950039568 - 2428935

                            CERTIFICATE OF AMENDMENT

                                       OF

                      HEALTHCARE INFORMATICS CORPORATION

              ---------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

              ---------------------------------------------------


     HealthCare Informatics Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on February 15, 1995.

     SECOND: Thereafter, said amendment was approved in accordance with Section 228 of the General Corporation Law of the State of Delaware by the written consent dated February 15, 1995, of all the stockholders of the Corporation entitled to vote thereon.

     THIRD: Said amendment would amend the Restated Certificate of Incorporation of the Corporation by deleting Article FIRST thereof and substituting in lieu thereof the following new Article

FIRST:

     "FIRST: Name. The name of the corporation is HealthPlan Services
            ----
Corporation."

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested to by its Secretary this 15th day of February, 1995.


                                     HEALTHCARE INFORMATICS CORPORATION

                                     By: /s/ James K. Murray Jr.
                                         -------------------------------------

[Corporate Seal]

Attest:

By: /s/ [SIGNATURE ILLEGIBLE]
-------------------------------------

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 03:00 PM 03/09/1995
   950052915 - 2428935




                            CERTIFICATE OF AMENDMENT


                                       OF

                        HEALTHPLAN SERVICES CORPORATION

              ---------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

              ---------------------------------------------------

     HealthPlan Service Corporation, corporation organized and existing under the General corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on March 8, 1995.

     SECOND: Thereafter, said amendment was approved in accordance, with Section 228 of the General Corporation Law of the State of Delaware by the written consent dated March 8, 1995, of all stockholders of the Corporation entitled to vote thereon.

                Third: Said amendment amends the Restated Certificate of Incorporation of the Corporation by deleting the first sentence of Article FOURTH thereof and substituting in lieu thereof the following:

                        "The total number of shares of stock which the Corporation shall have the authority to issue is Forty Five Million (45,000,000) of which Twenty Five Million (25,000,000) shares are Common Stock, par value $0.01 per share and Twenty Million (20,000,000) shares are Preferred Stock, par value $0.01 per share."

                FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested to by its Chairman this 9th day of March, 1995.


                                                HEALTHPLAN SERVICES CORPORATION


                                                By: /s/ James K. Murray Jr.
                                                   ----------------------------
        [Corporate Seal]

        Attest:

        By: /s/ [SIGNATURE ILLEGIBLE]
           ----------------------------------

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 05/28/1996
   960154039 - 2428935


                            CERTIFICATE OF AMENDMENT
                                       OF
                        HEALTHPLAN SERVICES CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


     HealthPlan Services Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: Resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation by unanimous written consent executed as of March 19, 1996.

     SECOND: Thereafter, said amendment was approved in accordance with Section 228 of the General Corporation Law of the State of Delaware by a vote of stockholders holding a majority of the outstanding stock of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders of the Corporation held on May 2, 1996.

     THIRD: Said Amendment amends the Restated Certificate of Incorporation by deleting the first sentence of Article FOURTH thereof in its entirety and inserting the following in lieu thereof:

          The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred and Twenty Million (120,000,000), of which One Hundred Million (100,000,000) shares are Common Stock, par value $0.01 per share and Twenty Million (20,000,000) shares are Preferred Stock, par value $0.01 per share.

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested to by its Secretary this 24 day of May, 1996.



                                     HEALTHPLAN SERVICES
                                     CORPORATION


                                     By: /s/ James K. Murray, Jr.
                                         -------------------------------------
                                         James K. Murray, Jr.
                                         President and Chief Executive Officer


[Corporate Seal]

Attest:

By: /s/ Mary C. Fahy
    ----------------------------
    Mary C. Fahy
    Vice President and Secretary

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 05/12/1998
   981182059 - 2428935




             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT




It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is

                        HEALTHPLAN SERVICES CORPORATION



          2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


Signed on May 4, 1998.


                                         /s/  Phillip S. Dingle
                                         -------------------------------------
                                         PHILLIP S. DINGLE, SECRETARY

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/12/2001
                                                          010181339 - 2428935






                      CERTIFICATE OF OWNERSHIP AND MERGER


                                    MERGING

                             PLANVISTA CORPORATION,
                             a Delaware Corporation

                                      INTO

                        HEALTHPLAN SERVICES CORPORATION,
                             a Delaware Corporation

              ---------------------------------------------------

                Pursuant to Sections 103 and 253 of the General
                    Corporation Law of the State of Delaware

              ---------------------------------------------------


          HealthPlan Services Corporation, a Delaware corporation (the "Parent Corporation"), hereby certifies as follows:

          FIRST: The Parent Corporation owns 100% of the outstanding shares of common stock, par value $.01 per share, of PlanVista Corporation, a Delaware corporation (the"Subsidiary Corporation"), which shares are the only outstanding shares of any class of capital stock of the Subsidiary Corporation.

          SECOND: The Board of Directors of the Parent Corporation duly adopted, at a meeting held on March 27, 2001, resolutions authorizing the merger of the Subsidiary Corporation into the Parent Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware with the Parent Corporation being the surviving corporation. A true copy of such resolutions is attached hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

          THIRD: The Certificate of Incorporation of the Parent Corporation is to be amended and changed by reason of the merger herein certified by striking out the FIRST section thereof and by substituting in lieu of said section the following:

               FIRST: The name of the corporation shall be:

                            "PlanVista Corporation"


         FOURTH: This merger shall become effective on April 13, 2001.

     IN WITNESS WHEREOF, the Parent Corporation has caused this Certificate of Ownership and Merger to be signed by Phillip S. Dingle, its President, who hereby acknowledges under penalty of perjury that the facts herein stated are true and that this Certificate of Ownership and Merger is his act and deed as of the 6th day of April, 2001.

                                   HEALTHPLAN SERVICES CORPORATION,
                                   A Delaware corporation

                                   By: /s/ Phillip S. Dingle
                                       -----------------------------------
                                   Name: Philip S. Dingle
                                   Its:  President

                                    Exhibit A
                                    ---------


                                  RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                        HEALTHPLAN SERVICES CORPORATION
                                 MARCH 27, 2001


     RESOLVED, that it is advisable and in the best interest of the Company to organize under the laws of the State of Delaware, a wholly-owned subsidiary to be known as PlanVista Corporation (the "Subsidiary") and to merge this Subsidiary with the Company in order to change the name of the Company to PlanVista Corporation.

     RESOLVED FURTHER, that the appropriate officers of the Company are hereby directed and authorized to execute such documents as necessary to organize the Subsidiary.

     RESOLVED FURTHER, that upon the organization of the Subsidiary, the Subsidiary be merged with the Company in a transaction pursuant to which the name of the Company will be changed from HealthPlan Services Company to PlanVista Corporation.

     RESOLVED FURTHER, that the outstanding stock of the Company shall not be effected by this merger and upon the Effective Time of the Merger the Subsidiary's stock shall cease to be outstanding.

     RESOLVED FURTHER, that at of the effective time of the merger of the subsidiary into the Company, the Company shall assume all obligations of the subsidiary and that the Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other jurisdiction, including but not limited to the Certificate of Ownership and Merger to be filed in Delaware and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction

     RESOLVED FURTHER, that in connection with the merger, the Company change its ticker symbol from HPS to PVS and that the Company make application with and take all other actions required by the New York Stock Exchange to accomplish such change.

     RESOLVED FURTHER, that the Company through its officers and directors are instructed to take any and all actions necessary to change the Company's name from HealthPlan Services Corporation to PlanVista Corporation, including the printing if appropriate of new stock certificates, the filing with all regulating agencies of notices of name change and any other actions which may be necessary to change the indicia and name of the Company as so indicated.

     RESOLVED FURTHER, that the effective time of the Merger and the time when the merger therein provided shall become effective (the "Effective Time") shall be April 13, 2001.

                                                                  EXECUTION COPY


                     CERTIFICATE OF DESIGNATION OF SERIES

                  AND DETERMINATION OF RIGHTS AND PREFERENCES

                                      OF

                     SERIES C CONVERTIBLE PREFERRED STOCK

                                      OF

                             PLANVISTA CORPORATION



          PLANVISTA CORPORATION, a Delaware corporation (the "Company"), acting
                                                              -------
pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences (this "Certificate") of its Series C Convertible
                              -----------
Preferred Stock, as determined by the Board of Directors of the Company (the "Board") pursuant to the authority vested in it by the provisions of the
 -----
Restated Certificate of Incorporation of the Company (the "Certificate of
                                                           --------------
Incorporation"):
-------------

          FIRST:  The name of the Company is PlanVista Corporation.

          SECOND: By unanimous consent of the Board, dated March 27, 2002, the following resolutions were duly adopted:

          WHEREAS, the Certificate of Incorporation authorizes 20,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), issuable
                                                    ---------------
from time to time in one or more series;

          WHEREAS, the Board is authorized, subject to certain limitations prescribed by law and certain provisions of the Certificate of Incorporation, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

          WHEREAS, the Board deems it advisable to establish a series of Preferred Stock, designated as Series C Convertible Preferred Stock, par value $0.01 per share.

          NOW THEREFORE, BE IT RESOLVED, that the series of Preferred Stock designated as Series C Convertible Preferred Stock is hereby authorized and established; and

          FURTHER, RESOLVED, that the Board does hereby fix and determine the designation, rights, preferences, powers, restrictions and limitations of the Series C Convertible Preferred Stock as follows:

          Section 1.  Definitions.  As used in this Certificate, and unless
                      -----------
the context requires a different meaning, the following terms, when capitalized, have the meanings indicated:

          "Additional Shares of Common Stock" shall have the meaning set forth
           ---------------------------------
in Section 6(d)(i)(C).
   ------------------

          "Administrative Agent" means Wachovia Bank, National Association, in
           --------------------
its capacity as administrative agent for and representative of the Lenders under the Credit Agreement.

          "Affiliate" means, with respect to any Person, any other Person
           ---------
directly or indirectly controlling (which may include, but is not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "beneficial owner" or "beneficially own" has the meaning given such
           ----------------      ----------------
term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of voting securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership,
      --------  -------
a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other.

          "Board" shall have the meaning set forth in the Recitals hereto.
           -----

          "Board Shift Event" means (i) the occurrence of a Net Cash Flow
           -----------------
Deficiency determined as of the end of any fiscal quarter ending on or after March 31, 2002, (ii) the occurrence of any default in the payment of any installment or other required payment of interest or principal under the Credit Agreement and the continuation after any applicable grace period, or (iii) a failure by the Company to redeem all of the outstanding shares of Series C Preferred Stock by the Target Redemption Date.

          "Business Day" means for all purposes any day other than a Saturday,
           ------------
Sunday or legal holiday on which banks in Charlotte, North Carolina or New York, New York, are open for the conduct of their commercial banking business.

          "Capital Reorganization" shall have the meaning set forth in Section
           ----------------------                                      -------
6(j).
----

          "Capital Stock" means, with respect to any Person at any time, any and
           -------------
all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Series C Preferred Stock.

          "Certificate" shall have the meaning set forth in the Recitals hereto.
           -----------

          "Certificate of Incorporation" shall have the meaning set forth in the
           ----------------------------
Recitals hereto.

          "Common Stock" shall have the meaning set forth in Section 2.
           ------------                                      ---------

          "Company" shall have the meaning set forth in the Recitals hereto.
           -------

          "Conversion Date" shall have the meaning set forth in Section 6(c)(i).
           ---------------                                      ---------------

          "Conversion Price" shall have the meaning set forth in Section 6(a).
           ----------------                                      ------------

          "Conversion Rights" shall have the meaning set forth in Section 6.
           -----------------                                      ---------

          "Convertible Security" shall have the meaning set forth in Section
           --------------------                                      -------
6(d)(i)(B).
----------

          "Credit Agreement" means that certain Third Amended and Restated
           ----------------
Credit Agreement, dated on or about the date hereof, among the Company and PlanVista Solutions, Inc. (f/k/a National Preferred Provider Network, Inc.), a New York corporation and wholly-owned subsidiary of the Company, as borrowers, the lenders from time to time party thereto, and the Administrative Agent, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof.

          "Daily Receipts" has the meaning assigned to such term in the Credit
           --------------
Agreement.

          "Default Rate" shall have the meaning set forth in Section 9.
           ------------                                      ---------

          "Dividend Payment Date" means each March 31, June 30, September 30 and
           ---------------------
December 31 of each year, commencing after the date of (i) the Original Issue Date or (ii) the Subsequent Issue Date, as the case may be.

          "Dividend Period" means each quarterly period beginning on January 1,
           ---------------
April 1, July 1 and October 1 in each year and ending on and including the day immediately preceding the first day of the next quarterly period, except that the first Dividend Period shall commence on the Original Issue Date.

          "Dividend Rate" means 10% per annum until the first anniversary of the
           -------------
Original Issue Date and 12% per annum thereafter.

          "Equity Incentive Plans" means, collectively, the Company's Employee
           ----------------------
Stock Option Plan, Director Stock Option Plan and Directors' Equity Plan.

          "Equity Securities" means any and all shares of Capital Stock of the
           -----------------
Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations of the Commission promulgated thereunder.

          "Fully Diluted" means, with respect to any determination of the number
           -------------
of shares of Common Stock outstanding, the sum, as of the date of such determination, of (i) the number of shares of Common Stock actually issued and outstanding, plus (ii) the maximum number of shares of Common Stock issuable upon the exercise or conversion of all Options, Convertible Securities and Rights outstanding (regardless of whether any such Options, Convertible Securities and Rights are exercisable on such date of determination).

          "Group" has the meaning assigned to such term in Section 13(d)(3) of
           -----                                           ----------------
the Exchange Act, as amended.

          "Junior Securities" shall have the meaning set forth in Section 2.
           -----------------                                      ---------

          "Lenders" means the financial institutions that are party to the
           -------
Credit Agreement from time to time, other than the Administrative Agent in its capacity as such.

          "Liquidation" shall have the meaning set forth in Section 4(a).
           -----------                                      ------------

          "Liquidation Preference" shall have the meaning set forth in Section
           ----------------------                                      -------
4(a).
----

          "Liquidation Value" shall have the meaning set forth in Section 4(a).
           -----------------                                      ------------

          "Liquidity Event" shall mean (i) any merger (other than a merger
           ---------------
pursuant to which the Company effects an acquisition of another entity), consolidation, sale, lease, transfer or other disposition of at least 50% of the assets or businesses of the Company and its Subsidiaries taken as a whole in a single transaction or in a series of related transactions, and (ii) the sale or transfer (however effected, including by way of merger or consolidation or issuance) in a single transaction or in a series of related transactions of Capital Stock of the Company, whereby as a result of such transfer, a Person or Persons not having the power to elect a majority of the Board prior to such transaction or transactions acquires the power to elect a majority of the Board.

          "Net Cash Flow Deficiency" means for any of the Company's fiscal
           ------------------------
quarters set forth below, a failure by the Company to achieve Net Operating Cash Flow for such quarter at least equal to amount specified for such quarter below, as shown by the calculation of Net Operating Cash Flow delivered by the Company to the holders of the Series C Preferred Stock not later than fifteen (15) days following the last day of the calendar quarter ending after the Original Issue
Date:

                                                                                  Quarter ended
                                                                                12/31/02 and all
Quarter ended 3/31/02      Quarter ended 6/30/02     Quarter ended 9/30/02     subsequent quarters
---------------------      ---------------------     ---------------------     -------------------
      $225,000                   $600,000                   $700,000                $750,000

          "Net Operating Cash Flow" means, for any period, the sum
           -----------------------
(without duplication) of Daily Receipts (net of any chargebacks or dishonors) less Operating Expenses but excluding (to the extent previously included in
----
Operating Expenses) payments to Arthur Andersen

Consulting, O'Melveny & Myers LLP, FTI/Policano & Manzo, Fowler White Boggs Banker P.A., Akin, Gump, Strauss, Hauer & Feld, L.L.P., PricewaterhouseCoopers, LLC and any other consultant engaged by the Company or PVSI, in each case solely to the extent such payments were made on account of services provided to consummate the transactions contemplated hereby, including, without limitation, the Restructuring Transactions.

          "Operating Expenses" means, for any period, the sum (without
           ------------------
duplication) of the following items paid in cash during such period: (a) payroll and employee taxes plus (b) commissions and brokers fees plus (c) employee
                   ----                                  ----
benefits expenses plus (d) network payments plus (e) rent for real property
                  ----                      ----
leased by the Company, PVSI or any of their respective Subsidiaries plus (f)
                                                                    ----
utilities and telecommunications expenses plus (g) software license fees plus
                                          ----                           ----
(h) litigation expenses (including amounts paid in settlement) plus (i) state
                                                               ----
and federal income taxes plus (j) bank interest and fees plus (k) insurance
                         ----                            ----
costs plus (l) expenses identified as "Other Operating Expenses" on the balance
      ----
sheet of the Company and its Subsidiaries, including, among other things, expenses incurred in connection with sales and marketing (such as travel, customer entertainment, postage, promotional items and professional fees not otherwise excluded from Operating Expenses pursuant to the definition of Net Operating Cash Flow). To the extent paid with cash proceeds earmarked for the particular purpose, payments of so-called "pass throughs" shall not be considered Operating Expenses.

          "Option" shall have the meaning set forth in Section 6(d)(i)(A).
           ------                                      ------------------

          "Original Issue Date" shall have the meaning set forth in Section 2.
           -------------------                                      ---------

          "Parity Securities" shall have the meaning set forth in Section 2.
           -----------------                                      ---------

          "Period Rate" shall have the meaning set forth in Section 3(a).
           -----------                                      ------------

          "Person" means any individual, corporation, limited liability company,
           ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

          "Preferred Stock" shall have the meaning set forth in the Recitals
           ---------------
hereto.

          "Preferred Stock Issuance and Restructuring Agreement" means that
           ----------------------------------------------------
certain Series C Convertible Preferred Stock Issuance and Restructuring Agreement, dated on or about the date hereof, by and among the Company, the Lenders and the Administrative Agent.

          "PVSI" means PlanVista Solutions, Inc., a New York corporation and a
           ----
Subsidiary of the Company.

          "Redemption Date" means, when used with respect to any Series C
           ---------------
Preferred Stock to be redeemed, the date fixed for such redemption by the Company in accordance with the terms of this Certificate.

          "Redemption Default" shall mean the failure to redeem the Series C
           ------------------
Preferred Stock and pay the Redemption Price in full in accordance with Section
                                                                        -------
8 on the Redemption Date.
-

          "Redemption Notice" shall have the meaning set forth in Section 8(c).
           -----------------                                      ------------

          "Redemption Price" means, with respect to any share of Series C
           ----------------
Preferred Stock, the price at which such share of Series C Preferred Stock is to be redeemed pursuant to the terms of this Certificate.

          "Requisite Majority" means more than fifty (50%) per cent of the
           ------------------
outstanding shares of Series C Preferred Stock.

          "Requisite Super-majority" means more than eighty-four (84%) percent
           ------------------------
of the outstanding shares of Series C Preferred Stock.

          "Reserved Employee and Director Shares" shall have the meaning set
           -------------------------------------
forth in Section 6(d)(i)(D).
         ------------------

          "Restructuring Transactions" has the meaning assigned to such term in
           --------------------------
the Credit Agreement.

          "Rights to Acquire Common Stock" or "Rights" shall have the meaning
           ------------------------------      ------
set forth in Section 6(d)(i)(E).
             ------------------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Senior Securities" shall have the meaning set forth in Section 2.
           -----------------                                      ---------

          "Series C Preferred Stock" shall have the meaning set forth in Section
           ------------------------                                      -------
2.
-

          "Stockholders Agreement" shall mean the Stockholders Agreement, dated
           ----------------------
on or about the date hereof, between the Company and the Lenders.

          "Subsequent Issue Date" shall mean, with respect to any shares of
           ---------------------
Series C Preferred Stock issued after the Original Issue Date, the date on which such shares of Series C Preferred Stock were issued.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests entitled (without regard to occurrence of any contingency) to vote in the election of directors or other managing authority thereof is at the time owned or controlled, directly or indirectly, by such Person or its Subsidiaries.

          "Target Redemption Date" shall mean the date that is the 18-month
           ----------------------
anniversary of the Original Issue Date.

          "Wholly Owned Subsidiary" shall mean, as to any Person, (i) a
           -----------------------
corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time.

          Section 2. Designation; Rank. This series of convertible preferred
                     -----------------
stock shall be designated and known as the "Series C Convertible Preferred Stock" (hereinafter in this Certificate called the "Series C Preferred Stock").
                                                    ------------------------
The number of shares constituting the Series C Preferred Stock shall be 40,000 shares (including shares of Series C Preferred Stock which may be issued in payment of dividends pursuant to Section 3). The par value of the Series C
                                 ---------
Preferred Stock shall be $0.01 per share of Series C Preferred Stock. The Series C Preferred Stock shall, with respect to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary, rank: (i) senior to the common stock of the Company, par value $0.01 per share (the "Common Stock"),
                                                                 ------------
and to each other class of Capital Stock or series of Preferred Stock or other equity-linked security established after the date on which the first share of Series C Preferred Stock is issued by the Company under this Certificate (the "Original Issue Date") by the Board the terms of which do not expressly provide
 -------------------
that it ranks senior to or on a parity with the Series C Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to with the Common Stock, as "Junior Securities"); (ii) on a parity with any additional shares of Series C
 -----------------
Preferred Stock issued by the Company in the future and any other class of Capital Stock or series of Preferred Stock or other equity-linked security issued by the Company established after the Original Issue Date by the Board, the terms of which expressly provide that it will rank on a parity with the Series C Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to as "Parity Securities"); and (iii) junior to each class of Capital
                -----------------
Stock or series of Preferred Stock or other equity-linked security issued by the Company after the Original Issue Date by the Board the terms of which expressly provide that it will rank senior to the Series C Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up, whether voluntary or involuntary (collectively referred to as "Senior Securities"). Without limiting
                                          -----------------
the generality of the foregoing, so long as the Series C Preferred Stock is outstanding, without the consent of the holders of the Requisite Super-majority of the outstanding shares of Series C Stock, (a) no other class or series of Capital Stock may be issued which is mandatorily redeemable or which provides for a sinking fund prior to the date on which all of the Series C Preferred Stock shall have been redeemed or any other payment of any type before such date (other than the payment of in-kind dividends on shares of Capital Stock), (b) no class or series of Capital Stock of the Company may have terms which are equivalent or more favorable than the terms of the Series C Preferred Stock, including without limitation, as to: (i) redemption or principal repayment; (ii) maturity; (iii) rights to receive dividends; (iv) rights upon liquidation, dissolution, or winding-up of the Company or any Subsidiary of the Company, whether voluntary or involuntary, or distribution of the assets of the Company or any Subsidiary of the Company; and (v) covenants, except in each case to the extent that the rights of such class only take effect upon the redemption in full of the Series C Preferred Stock, and (c) no class or series of Capital Stock of the Company may contain provisions, including provisions which would require any action to be taken with respect to such Capital Stock of the Company upon or as a result of the redemption of the Series C Preferred Stock, which would prevent the redemption or sale of the Series C Preferred Stock or would prevent the payment of cash dividends to the holders of the Series C Preferred Stock (other than Parity Securities so long as any payment of dividends, whether in cash or in kind, would be paid pro rata to the holders of all Parity Securities requiring the same).

          Section 3.     Dividends.
                         ---------

          (a)  Amount. The holders of outstanding shares of Series C Preferred
               ------
Stock shall be entitled to receive, out of the assets of the Company which are, by law, available for such payment, cumulative dividends, on each share of Series C Preferred Stock held by such holders, which dividends for each Dividend Period shall be equal to the pro rated Dividend Rate per annum, unless at any
                             --- -----
time during such Dividend Period there shall have occurred or there shall exist a Redemption Default, in which case such holders of Series C Preferred Stock shall be entitled to dividends at the Default Rate per annum for the portion of the Dividend Period during which such Redemption Default existed (the Dividend Rate or the Default Rate as the case may be, the "Period Rate"). The dividend
                                                  -----------
that will be payable or that will accumulate in respect of each share of Series C Preferred Stock for each Dividend Period shall be equal to the product of (a) the Liquidation Preference for such share, multiplied by (b) the Period Rate for such period, multiplied by (c) a fraction, the numerator of which is the number of days that such share was outstanding during such Dividend Period and the denominator of which is 365.

          (b)  Payment of Dividends. Dividends on the Series C Preferred Stock
               --------------------
shall be payable on each Dividend Payment Date in kind in shares of Series C Preferred Stock valued at the Liquidation Value per share, or in cash out of the assets of the Company which are, by law, available for such payment, at the option of the Company. Dividends on each share of Series C Preferred Stock shall accrue and be cumulative (whether or not declared by the Board) from the Original Issue Date or Subsequent Issue Date, as the case may be, and shall be payable in arrears, when and as declared by the Board out of funds legally available therefor, if and to the extent permitted under the Credit Agreement on each Dividend Payment Date. Notwithstanding the foregoing, if any Dividend Payment Date is not a Business Day, such dividend shall be paid on the next succeeding Business Day. Accumulated and unpaid dividends, whether or not declared, shall compound. The Company shall take all actions required or permitted under the General Corporation Law of Delaware to permit the payment of dividends on the Series C Preferred Stock and shall declare and pay such dividends to the extent legally permissible and if to the extent permitted under the Credit Agreement on each Dividend Payment Date. All dividends payable in kind in shares of Series C Preferred Stock shall be payable in whole shares only, with amounts up to but not including $500.00 rounded down to the nearest whole shares and amounts in excess of $500.00 rounded up to the nearest whole share.

          (c)  Dividends Priority. So long as any shares of Series C Preferred
               ------------------
Stock are outstanding, neither the Company nor any of its Subsidiaries may, directly or indirectly (whether in cash, property or in obligations of the Company or any Subsidiary of the Company), declare or pay or set aside for payment any dividends on distributions in respect of, or make any other payment of any kind with respect to, or repurchase, redeem or otherwise acquire, any Capital Stock of the Company or any Subsidiary of the Company other than (i) with respect to the Series C Preferred Stock and Parity Securities so long as all such actions in connection with the Series C Preferred Stock and Parity Securities are done on a pro rata basis among all outstanding shares of Series C
                         --- ----
Preferred Stock and Parity Securities, (ii) distributions or dividends to the

Company or direct or indirect Wholly Owned Subsidiaries of the Company or (iii) other dividends permitted to be made pursuant to the Credit Agreement. The Series C Preferred Stock will rank senior to all other Capital Stock of the Company (other than Parity Securities) and pari passu with respect to Parity Securities.

          Section 4.     Liquidation Rights.
                         ------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a "Liquidation"), the
                                                            -----------
holders of Series C Preferred Stock shall be entitled to receive, before any distribution or payment shall be made to the holders of any Junior Securities, out of the remaining assets of the Company available for distribution to its stockholders, with respect to each share of Series C Preferred Stock held by such holder and each share of Series C Preferred Stock issuable to such holder in respect of accrued but unpaid dividends, an amount in cash equal to the sum of (A) $1,000 (the "Liquidation Value") plus (B) an amount equal to all accrued
                    -----------------   ----
but unpaid cash dividends payable with respect to such shares of Series C Preferred Stock (whether or not declared, whether or not funds of the Company are legally available for the payment of dividends and whether or not such dividends have been declared by the Board), in each case as adjusted for any stock dividends, combinations or splits or similar events with respect to such shares (such sum being the "Liquidation Preference"). If upon any Liquidation,
                            ----------------------
the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of Series C Preferred Stock and holders of Parity Securities the full Liquidation Preference to which each such holder shall be entitled, all of the assets of the Company available for distribution to its stockholders shall be distributed to the holders of the Series C Preferred Stock and holders of Parity Securities pro rata in accordance with the
                                                 --- ----
aggregate Liquidation Preference of shares of Series C Preferred Stock and the aggregate liquidation preference of Parity Securities held by each such holder.

          (b) After payment in full of the Liquidation Preference, the remaining assets of the Company legally available for distribution, if any, shall be distributed to the holders of any Junior Securities.

          (c) Any property not consisting of cash which is distributed by the Company to the holders of the Series C Preferred Stock pursuant to Section 4(a)
                                                                   ------------
or otherwise shall be valued at the Fair Market Value (as defined below) thereof. For purposes of this Section 4, the "Fair Market Value" of any property
                              ---------       -----------------
shall mean the fair market value thereof as determined in good faith by the Board; provided, however, that the value of any securities will be determined as
       --------  -------
follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                         (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the 30 day period ending three days prior to the closing;

                                (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30 day period ending three days prior to the closing; and

                                (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board and the holders of at least the Requisite Super-majority of the voting power of all then outstanding shares of Series C Preferred Stock.

                         (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an Affiliate or former Affiliate of the issuer of such securities) shall be to make an appropriate discount from the market value determined as above in clause (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board and the holders of at least the Requisite Super-majority of the shares of all then outstanding shares of Series C Preferred Stock.

                    (d)  For purposes of this Section 4, holders of the
                                              ---------
Requisite Majority of the outstanding shares of Series C Preferred Stock, voting together as a single class, may designate that (1) a merger or consolidation of the Company with or into another Person where (A) the stockholders of the Company immediately prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or ultimate parent thereof) or (B) any Person becomes the beneficial owner of more than 50% of the voting securities of the entity surviving or resulting from such transactions (or ultimate parent thereof) or
(2) a sale, lease, transfer or other disposition of all or substantially all of the Company's assets or stock of its Subsidiaries shall be deemed a liquidation, dissolution or winding up of the Company with respect to the Series C Preferred Stock, and holders of shares of Series C Preferred Stock shall be entitled to payment of the Liquidation Preference in accordance with this Section 4.
                                                              ---------

                    Section 5.  Voting Rights; Governance.
                                -------------------------

                    (a)  Generally. Holders of shares of Series C Preferred
                         ---------
Stock shall have such voting rights as are (i) expressly provided in this Certificate or (ii) otherwise provided by applicable law.

                    (b)  Board of Directors; Election of Directors; Committees.
                         -----------------------------------------------------
So long as at least 12,000 shares of Series C Preferred Stock shall be outstanding, notwithstanding any other provision of the Certificate of Incorporation or the By-laws of the Company, the number of directors constituting the entire Board shall be seven (7), who shall be divided into Class A Directors and Class B Directors. The Class A Directors shall be elected solely by the holders of the Common Stock, voting separately as a class and the Class B Directors shall be elected solely by the holder of the Series C Preferred Stock, voting separately as a class. In addition, so long as at least 12,000 shares of Series C Preferred Stock shall be outstanding, notwithstanding any other provision of the Certificate of Incorporation or the By-laws of the Company, the Company shall have an Executive Committee of the board which shall consist of two Class A Directors and two Class B Directors, and any action by such committee shall require the vote of a majority of the members of such committee. At all times prior to a Board Shift Event, four (4) of the directors shall be Class A Directors and three (3) of the directors shall be Class B Directors. Upon the occurrence of a Board Shift Event and at all times thereafter, the number of Class A Directors shall be decreased by one and the number of Class B Directors shall be increased by one. For purposes of such decrease in the number of Class A Directors, in the event that one Class A Director shall not have resigned by the expiration of five (5) Business Days following the occurrence of a Board Shift Event, then on such fifth following Business Day, the term of the Class A Director then in office having the least seniority shall expire and terminate. The vacancy created by the increase in the number of Class B Directors resulting from the Board Shift Event may be filled by the Class B Directors then in office, or by the vote or written consent of holders of the Requisite Majority of the shares of Series C Preferred Stock outstanding. After the occurrence of a Board Shift Event, as long as at least 12,000 shares of Series C Preferred Stock shall be outstanding, the number of Class A Directors and the number of Class B Directors shall remain fixed at 3 and 4, respectively.

          (c)  Additional Voting Rights - Certain Transactions. Until such time
               -----------------------------------------------
as at least 29,000 shares of Series C Preferred Stock shall have been converted into Common Stock, the vote or written consent of the holders of not less than the Requisite Majority of the outstanding shares of Series C Preferred Stock voting separately as a class, which vote or written consent shall be in addition to any vote or consent of the holders of any other class or series of securities of the Company that may be required by applicable law or the Certificate of Incorporation, shall be required to approve a Liquidation of the Company (other than a Liquidation in which the holders of the Series C Preferred Stock would receive the entire Liquidation Preference to which they are entitled by this Certificate).

          (d)  Additional Voting Rights - Actions Affecting the Series C
               ---------------------------------------------------------
Preferred Stock. So long as there are any shares of Series C Preferred Stock
---------------
outstanding, (i) the actions or transactions described in clauses (A) through
(D) below shall require the affirmative vote or written consent of the holders of not less than the Requisite Super-majority of the outstanding shares of Series C Preferred Stock voting separately as a class, and (ii) the actions or transactions described in the remaining clauses of this paragraph (d) shall require the affirmative vote or written consent of the holders of not less than the Requisite Majority of the outstanding shares of Series C Preferred Stock, voting separately as a class, which vote or written consent shall, in each case, be in addition to any vote or consent of the holders of any other class or series of securities of the Company that may be required by applicable law or the Certificate of Incorporation:

                         (A)  any authorization, creation (by way of
          reclassification or otherwise) or issuance of any Senior Securities or Parity Securities, other than the issuance of (I) additional shares of Series C Preferred Stock pursuant to Section 3 hereof or (II) other
                                               ---------
          Parity Securities to be issued solely to the holders of the Series C Preferred Stock, or any reclassification of any securities of the Company that adversely affects or materially diminishes the rights, preferences or powers of the Series C Preferred Stock, or any action described in clauses (a) through (c) of Section 2 of this Certificate.
                                                  ---------

                    (B) any amendment to this Certificate that would (I) increase the Conversion Price of the Series C Preferred Stock, (II) defer or postpone the date on which the Series C Preferred Stock becomes convertible, (III) reduce the Default Rate, the Dividend Rate, the Liquidation Preference or the Liquidation Value or (IV) defer or postpone the Target Redemption Date.

                    (C) any other amendment to this Certificate or to the Certificate of Incorporation (including an amendment by way of action by the Board establishing and fixing the designation, rights, preferences, powers, restrictions and limitations of the shares of any series of Preferred Stock of the Company) or to the By-laws of the Company that adversely affects or materially diminishes the rights, preferences or powers of the Series C Preferred Stock, provided that an increase in the number of authorized shares of Preferred Stock or Common Stock shall not, per se, be deemed to have such adverse effect or to cause such material diminution.

                    (D)  any amendment to paragraph (d) of this Section 5 or to
                                                                ---------
          any other provision of this Certificate that would reduce the number of shares of Series C Preferred Stock required to consent to or approve any matter described in clauses (A) through (D) hereof, or any other matter requiring the affirmative vote or consent of the Requisite Super-majority.

                    (E) the declaration or payment of any dividend or distribution to the holders of any shares of any Junior Securities, other than (I) subject to clause (F) below, any such dividend payable solely in shares of Common Stock, or (II) the repurchase or redemption of any Junior Securities.

                    (F) any amendment to this Certificate (other than an amendment that increases the number of authorized shares of Series C Preferred Stock solely for the purpose of enabling the Company to issue additional Series C Preferred Stock pursuant to Section 3
                                                                ---------
          hereof) not described in clause (A) through (D) of this paragraph (d).

          (e)  Voting Procedures - Class Voting. At any meeting of the holders
               --------------------------------
of Series C Preferred Stock held to consider any transaction or matter as to which the separate class vote of such holders is required by paragraph (d) of
Section 5 or paragraph (b), (c) or (d) of this Section 5 or applicable law, or
---------                                      ---------
in connection with the solicitation of the written consents of such holders with respect to any such transaction or matter (i) the holders of shares of Series C Preferred Stock shall each be entitled to one vote for each share of Series C Preferred Stock held, (ii) the holders of the Requisite Majority or Requisite Super-majority, as applicable, of the Series C Preferred Stock then outstanding present in person or by proxy shall constitute a quorum for the purpose of approving or consenting to any such matter and for no other purpose, (iii) the vote of the holders of the Requisite Majority or Requisite Super-majority, as applicable, of the Series C Preferred Stock shall be sufficient to approve such matter and (iv) in the absence of a quorum, the holders of a majority of the Series C Preferred Stock present in person or by proxy shall have power to adjourn from time to time the meeting for the purpose of approving such actions, without further written notice other than announcement at the meeting, until a quorum shall be present, except as otherwise provided by law. Any such meeting or consent solicitation may but need not be held or conducted jointly with a meeting or consent solicitation of the holders of Common Stock.

               (f)  Additional "As-Converted" Voting Rights. From and after the
                    ---------------------------------------
earliest to occur of (i) the occurrence at any time of a Board Shift Event constituting a Net Cash Flow Deficiency, (ii) the occurrence of a Board Shift Event described in clause (ii) or clause (iii) of the definition of that term eighteen months or more after the Original Issue Date, and (iii) such time as there shall be less than 12,000 shares of Series C Preferred Stock outstanding, the holders of the Series C Preferred Stock shall be entitled to vote as a single class together with the holders of the Common Stock on all matters required to be submitted to a vote of the stockholders of the Company, other than matters as to which the holders of the Series C Preferred Stock are entitled to vote separately as a class pursuant to subsections (b), (c) and (d) of this Section 5 or applicable law. With respect to any matter to which the
        ---------
voting rights granted by this Section 5(f) apply, each holder of Series C
                              ------------
Preferred Stock shall be entitled to cast a number of votes for each share of Series C Preferred Stock held by such holder equal to the Liquidation Value divided by the Conversion Price (determined as of the record date set for determining the holders of the Company's Capital Stock entitled to vote on such matter) and each holder of Common Stock shall be entitled to cast one vote for each share of Common Stock held by such holder. For avoidance of doubt, (i) the holders of shares of Series C Preferred Stock shall have no right to so vote with respect to the election to directors of the Company otherwise than as specified in Section 5(b) hereof until such time as there shall be less than
              -----------
12,000 shares of Series C Preferred Stock outstanding, and (ii) after such time, the voting rights granted by this Section 5(f) shall include the right to vote
                                  ------------
as a single class together with the holders of the Common Stock in the election of directors. At any meeting of the stockholders of the Company at which the holders of the Series C Preferred Stock are entitled to exercise the voting rights provided by this Section 5(f), (i) the holders of shares of Common and
                        ------------
Series C Preferred Stock having, in the aggregate, a majority of the voting power of the shares entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the purpose of approving any matter submitted to such meeting, (ii) the vote of the holders of shares comprising a majority of such voting power shall be sufficient to approve such action and
(iii) in the absence of a quorum, the holders of shares comprising a majority of the voting power present in person or by proxy shall have power to adjourn from time to time the meeting for the purpose of approving such actions, without further notice other than announcement at the meeting, until a quorum shall be present, except as otherwise provided by law. The voting rights provided by this paragraph shall be in addition to the change in the composition of the Board required by paragraph (b) of this Section 5 upon the occurrence of a Board Shift
                                  ---------
Event and shall remain in effect as long as any shares of Series C Preferred Stock remain outstanding.

               Section 6.     Conversion Rights. The holders of the Series C
                              -----------------
Preferred Stock and the Company shall have conversion rights as follows (the "Conversion Rights"):
 -----------------

               (a)  Right to Convert. Each share of Series C Preferred Stock
                    ----------------
shall be convertible, at the option of the holder thereof, at any time from and after the Target Redemption Date, subject to compliance with this Section 6,
                                                                  ---------
into fully paid and nonassessable shares of Common Stock at the then effective Conversion Price (as defined below). The conversion price (the "Conversion
                                                                ----------
Price") at which shares of Common Stock shall be deliverable upon conversion
-----
of Series C Preferred Stock, without the payment of additional consideration by the holder thereof, shall initially be $1.42172. Such initial Conversion Price and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

               (b)  No fractional shares. No fractional shares of Common Stock
                    --------------------
shall be issued upon conversion of the Series C Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

               (c)  Mechanics of Conversion.
                    -----------------------

                    (i) In order to convert shares of Series C Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with a written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state the number of shares of Series C Preferred Stock which the holder seeks to convert. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder or the holder's attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date").
                                                              ---------------
          As soon as practicable after the Conversion Date, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series C Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                    (ii) The Company shall at all times during which the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    (iii) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the

     Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and if applicable, cash for any fractional shares of Common Stock. Any shares of Series C Preferred Stock so converted shall be retired and canceled and shall not be reissued as Series C Preferred Stock (except pursuant to Section 3 hereof), and the
                                                     ---------
     Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series C Preferred Stock accordingly.

                    (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the Person(s) entitled to receive the Common Stock issuable upon such conversion of the Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of the sale of securities.

               (d)  Adjustments to Conversion Price for Diluting Issues.
                    ---------------------------------------------------

                    (i)  Certain Definitions.  As used in this Agreement:
                         -------------------

                         (A)  "Option" shall mean rights, options or warrants to
                               ------
               subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding the Reserved Employee and Director Shares).

                         (B)  "Convertible Security" shall mean any evidence of
                               --------------------
               indebtedness, share or other security directly or indirectly convertible into or exchangeable for Common Stock.

                         (C)  "Additional Shares of Common Stock" shall mean all
                               ---------------------------------
               shares of Common Stock issued (or, pursuant to Section 6(d)(iii)
                                                              -----------------
               below, deemed to be issued) by the Company after the Original Issue Date, other than the Reserved Employee and Director Shares and other than shares of Common Stock issued or issuable:

                              (1) as a dividend or distribution on Series C Preferred Stock;

                              (2) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition by the foregoing clause (1);

                              (3)  upon conversion of shares of Series C
                    Preferred Stock; ; and

                              (4) any other shares of Common Stock issued or deemed issued that the holders of the Requisite Super-majority of the then outstanding shares of the Series C Preferred Stock vote to exclude such shares from the definition of Additional Shares of Common Stock.

                              (D)  "Reserved Employee and Director Shares" shall
                                    -------------------------------------
               mean 2,466,037 shares reserved, as of the date hereof, for issuance upon the exercise of Options outstanding on the date hereof and additional Options and other rights to be granted under the Company's Equity Incentive Plans, as in effect on the date of this Certificate and Options held by consultants (as appropriately adjusted for any stock dividends, combinations, splits or the like).

                              (E)  "Rights to Acquire Common Stock" (or
                                    ------------------------------
               "Rights") shall mean all rights issued by the Company to acquire
                ------
               Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

                    (ii)      No Adjustment of Conversion Price. No adjustment
                              ---------------------------------
          in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof, unless the Fair Market Value of the consideration per share (determined pursuant to Section 6(d)(v))
                                                              ----------------
          received by the Company for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than $1.42172 per share of the Common Stock immediately prior to the issue of such additional shares.

                    (iii)     Issue of Securities Deemed Issue of Additional
                              ----------------------------------------------
          Shares of Common Stock. If the Company at any time or from time to
          ----------------------
          time after the Original Issue Date issues any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights to Acquire Common Stock or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, however, that
                                               --------  -------
          Additional Shares of Common Stock shall not be deemed to have been issued unless the Fair Market Value of the consideration per share (determined pursuant to Section 6(d)(v) hereof) received by the
                                  ---------------
          Company for such Additional Shares of Common Stock would be less than $1.42172 per share of Common Stock on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case:
          --------  -------

                              (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

                              (B) Upon the expiration or termination of any unexercised Option, Right or Convertible Security, the Conversion Price shall be adjusted immediately to reflect the applicable Conversion Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

                                (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

                         (iv)   Adjustment of Conversion Price upon Issuance of
                                -----------------------------------------------
         Additional Shares of Common Stock. If the Company shall at any time
         ---------------------------------
         after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(iii), but excluding shares issued as a
                     -----------------
         dividend or distribution as provided in Section 6(f) or upon a stock
                                                 ------------
         split or combination as provided in Section 6(e)), without
                                             -------------
         consideration, or for a consideration per share less than $1.42172 per share of Common Stock on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (B) the number of shares of Common Stock which
                          ----
         the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at $1.42172 per share of Common Stock and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of such
                                            ----
         Additional Shares of Common Stock so issued or deemed issued. Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                         (v)    Determination of Consideration. For purposes of
                                ------------------------------
         this Section 6(d), "Fair Market Value" of the consideration received by
              ------------   -----------------
         the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                (A)  Cash and Property. Such consideration
                                     -----------------
                         shall:

                                     (1)     insofar as it consists of cash, be
                         computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                                     (2)     insofar as it consists of property
                         other than cash, be computed at the Fair Market Value thereof (computed in accordance with

                         Section 4(c)) at the time of such issue, as determined
                         -------------
                         in good faith by the Board; and

                                   (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                              (B)  Options, Rights and Convertible Securities.
                                   ------------------------------------------
               The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii), relating to Options, Rights and
                           -----------------
               Convertible Securities, shall be determined by dividing

                                   (1)  the total amount, if any, received or
                         receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of
                                     ----
                         additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

                                   (2)  the maximum number of shares of Common
                         Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities.

               (e)       Adjustment for Stock Splits and Combinations. If the
                         --------------------------------------------
Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (f)       Adjustment for Certain Dividends and Distributions. In
                         --------------------------------------------------
the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock issuable in payment of such dividend or distribution.

          (g)  Adjustments for Other Dividends and Distributions. In the event
               -------------------------------------------------
the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or other assets or properties, then and in each such event provision shall be made so that the holders of shares of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or other assets or properties that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series C Preferred Stock.

          (h)  Additional Adjustment. Notwithstanding any other provision of
               ---------------------
this Agreement, if at any time after the Original Issue Date, either (i) the number of shares of Common Stock actually outstanding plus the total number of shares of Common Stock referred to in Sections 6(d)(i)(C)(4) and 6(d)(i)(D)
                                      --------
shall exceed 49% of the Common Stock on a Fully Diluted basis, or (ii) the Company shall issue (or, pursuant to Section 6(d)(iii), be deemed to issue) any Additional Shares of Common Stock and after giving effect to the issuance or deemed issuance of such Additional Shares of Common Stock and any required adjustment to the Conversion Price required by any other paragraph of this
Section 6, the number of shares of Common Stock into which all of the
---------
outstanding shares of Series C Preferred Stock are convertible shall be less than 51% of the outstanding Common Stock, determined on a Fully Diluted basis, the Conversion Price shall be further adjusted to such amount as shall result in such 51% test being met. The provisions of this Section 6(h) shall (x) be
                                                ------------
applicable notwithstanding that the holders of the Series C Stock have consented to the issuance or deemed issuance of such Additional Shares of Common Stock pursuant to Section 5(d) of this Certificate, and (y) cease to be effective upon
            ------------
the first conversion of any shares of Series C Preferred Stock into Common
Stock.

          (i)  Adjustment for Reclassification, Exchange or Substitution. If the
               ---------------------------------------------------------
Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 6), then and in each such event the holder of each
                      ----------
share of Series C Preferred Stock (whether then outstanding or thereafter issued) shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which all such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (j)  Reorganizations, Mergers, Consolidations or Asset Sales. If at
               -------------------------------------------------------
any time after the Original Issue Date there is a merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or reorganization involving the Common Stock

(collectively, a "Capital Reorganization") (other than a merger, consolidation,
                  ----------------------
sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6 and
                                                                  ---------
other than a merger, consolidation or sale of assets which the holders of Series C Preferred Stock elect to designate a Liquidation pursuant to Section 4(d) of
                                                               ------------
this Certificate), as part of such Capital Reorganization, provision will be made so that the holders of Series C Preferred Stock (whether then outstanding or thereafter issued) will thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock or securities by the terms thereof, provided, however, that if the aggregate Fair Market Value of
                   --------  -------
such number of shares of stock or securities or property of the Company would be less than the aggregate Liquidation Preference of the Series C Preferred Stock, the Company shall not consummate such Capital Reorganization unless it shall first redeem all outstanding shares on Series C Preferred Stock in accordance with Section 8 of this Certificate (other than paragraph (f) thereof) on a
     ---------
Redemption Date that shall be not more than 25 days after the Capital Reorganization is approved by the Board.. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 6
                                                                     ---------
with respect to the rights of the holders of Series C Preferred Stock after the Capital Reorganization to the end that the provisions of this Section 6
                                                              ---------
(including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable. In addition, the Company shall not effect or participate in any Capital Reorganization in which the Company is not the surviving entity thereof unless, as part of such Capital Reorganization, provision shall be made so that the holders of Series C Preferred Stock shall receive upon consummation of such Capital Reorganization, consideration for their shares of Series C Preferred Stock equal to the number of shares of stock, other securities, cash or property to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series C Preferred Stock would have been entitled in such Capital Reorganization had such conversion been effected immediately prior to the consummation of the Capital Reorganization, provided, however, that if the
                                                --------  -------
aggregate Fair Market Value of such merger consideration payable to the holders of the Series C Preferred Stock would be less than the aggregate Liquidation Preference of the Series C Preferred Stock, the Company shall redeem all outstanding shares on Series C Preferred Stock in accordance with Section 8 of
                                                                  ---------
this Certificate (other than paragraph thereof) on a Redemption Date that shall be not more than 25 days after the Capital Reorganization is approved by the Board. Nothing in this Section 6(j) shall limit the Company's right to redeem the Series Preferred Stock under Section 8

               (k)  No Impairment. The Company will not, by amendment of its
                    -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or
---------
appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment to the extent required hereunder. Nothing in this Section 6 shall affect the continued accrual of dividends on the
                ---------
Series C Preferred Stock in accordance with the terms of this Certificate of Designation.

               (l)  Certificate as to Adjustments. Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 6,
                                                                    ---------
the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock outstanding a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series C Preferred Stock certificates, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate of Designation, which shall control.

               Section 7.     Notice of Record Date.  In the event:
                              ---------------------

               (a) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

               (b) that the Company subdivides or combines its outstanding shares of Common Stock;

               (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

               (d)  of any Capital Reorganization; or

               (e) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Company, or such transfer agent, at least ten days prior to the record date specified in (i) below or 20 days prior to the date specified in (ii) below, a notice stating: (i) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or (ii) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

               Section 8.     Redemption.
                              ----------

               (a)  Optional Redemption. The Series C Preferred Stock may be
                    -------------------
redeemed at the Company's option, in whole but not in part, at any time after the Original Issue Date.

               (b)  Redemption Price. Any redemption of the Series C Preferred
                    ----------------
Stock shall be effected by the payment in cash of the Redemption Price per share, which shall be equal to the Liquidation Value thereof plus all accrued
                                                             ----
and unpaid dividends thereon to the Redemption Date (whether or not declared, whether or not funds of the Company are legally available for the payment of dividends and whether or not such dividends have been declared by the Board, including dividends accrued at the Default Rate in the case of a Redemption effected after a Redemption Default), adjusted for any stock dividends, combinations or splits or similar events with respect to such shares.

               (c) At least 20 days prior to the Redemption Date, the Company shall send a notice (the "Redemption Notice") of such redemption to be effected
                          -----------------
to all holders of record (at the close of business on the business day next preceding the day on which notice is given) of the outstanding Series C Preferred Stock specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price and the place at which payment may be obtained.

               (d) On or prior to the Redemption Date, the Company shall deposit the Redemption Price of all shares to be redeemed as of such date with a bank or trust company having aggregate capital and surplus in excess of $50,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, upon receipt of notice from the Company that such holder has surrendered the Series C Preferred Stock share certificates in accordance with Section 8(e), the Redemption Price of the shares to their
                ------------
respective holders. Any moneys deposited by the Company pursuant to this Section
                                                                         -------
8(d) for the redemption of shares thereafter converted into shares of Common
----
Stock pursuant to Section 6 no later than the fifth day preceding the Redemption
                  ---------
Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 8(d)
                                                               ------------
remaining unclaimed at the expiration of one year following such Redemption Date shall be returned to the Company promptly upon its written request.

               (e) On such Redemption Date, each holder of shares of Series C Preferred Stock to be redeemed shall surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares which new certificate shall entitle the holder thereof to all the powers, preferences and rights of a holder of such shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Company is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holder of such shares as a holder of Series C Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the
        --------
event that shares of Series C Preferred Stock are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series C Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          (f) If upon any Redemption Date the assets of the Company available for redemption are insufficient to pay the redeeming holders of outstanding shares of Series C Preferred Stock the full amounts to which they are entitled, all shares of the Series C Preferred Stock will be redeemable for cash upon demand. The shares of Series C Preferred Stock not redeemed shall remain outstanding and be entitled to all the powers, preferences and rights provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (g) The Company will not enter into any contract or agreement (whether verbal or written) restricting or impairing its ability to redeem shares of the Series C Preferred Stock in accordance with this Section 8, other
                                                               ---------
than the Credit Agreement.

          (h)  Cancellation of Preferred Stock. Any shares of Series C Preferred
               -------------------------------
Stock redeemed or purchased by the Company shall be canceled and shall have the status of authorized and unissued shares of preferred stock, without designation as to series.

          Section 9.    Default Rate. In the event a Redemption Default shall
                        ------------
have occurred, each share of Series C Preferred Stock shall be entitled to the dividends set forth in Section 3(a) hereof at a rate of 2% in excess of the
                       ------------
Dividend Rate then in effect (the "Default Rate").
                                   ------------

          IN WITNESS WHEREOF the foregoing Certificate of Designation has been duly executed on behalf of the Company this 12th day of April, 2002.




                                            PLANVISTA CORPORATION



                                            By: /s/ Donald W. Schmeling
                                                --------------------------------
                                                Name:    Donald W. Schmeling
                                                Title:   Chief Financial Officer






                [Signature Page for Certificate of Designation]

                                      S-1